Exhibit I-1
                           NEWGULF POWER VENTURE, INC.
                  For the Twelve Months Ended December 31, 1999
                               Statement of Income
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                           $ 6,610
                                            ------------


Operating Expenses                                2,648
General & Administrative                            118
Other Expenses                                      253
Depreciation & Amortization                         412
Interest Expense                                    376
                                            ------------
    Total Expenses                                3,807

Income Before Income Taxes                        2,803

Provision for Income Taxes                          981
                                            ------------


Net Income (Loss)                               $ 1,822
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